CONSENT

     I, Thomas Monahan, hereby consent to the use of my report in pre effective amendment no. 3 to the registration statement on SB-2 of Kingsgate Acquisitions, Inc. to be filed with the Securities and Exchange Commission.

February 11, 2003

                                               /s/Thomas Monahan
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                                               Thomas Monahan CPA